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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Non-Plan Stock Options, 1996 Equity Incentive Plan, as amended, and 1996 Non-Employee Directors' Stock Option Plan, as amended, of our report dated March 13, 1998 with respect to the financial statements of Hot Topic, Inc. included in Hot Topic Inc.'s Annual Report on Form 10-K for the fiscal year ended January 31, 1998 filed with the Securities and Exchange Commission.



                                            ERNST & YOUNG LLP



Los Angeles, California
June 29, 1998